UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGMD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

EXPLANATORY NOTE

Sugarmade, Inc. (the “Company”), filed Form 8-K on July 22, 2020 (the “Original Form 8-K”).  This Amendment No. 1 on Form 8-K/A is being filed to provide additional information and clarifications relative to the information outlined in the Original Form 8-K. This Amendment No. 1 on Form 8-K/A also provides additional information on the Company’s business operations relative to non-medical personal protection equipment, since filed on Form 10-K with the Commission.

Item 8.01	Other Events.

As of February 7, 2020, in the ordinary course of business, Sugarmade, Inc. (the “Company”) acquired a 40% interest in Indigo Dye Group, Inc (“Indigo’). The Company had entered into a share purchase agreement with Indigo (located in Sacramento, California). Indigo carries on business as a cannabis delivery business under the name BudCars and the Company paid $700,000 for inventory, equipment, and marketing expenses. The Company valued the transaction at $1,750,000 with each one percentage of BudCar allocated to be worth $17,500. Subject to the terms and conditions of the share purchase agreement (option provisions), the Company may acquire an additional 30% interest in Indigo. Upon exercise of the option, the Company will obtain control over Indigo.

Since late May 2020, the Company has been actively involved in development of Indigo’s operations with power to direct the activities and significantly impact Indigo’s economic performance. The Company also has obligation to absorb losses and right to receive benefits from Indigo. As such, in accordance with ASC 810-10-25-38A through 25-38J, Indigo is considered a Variable Interest Entity (“VIE”) of the Company. The Company will consolidate Indigo’s financial statements as an VIE starting from the year ended June 30, 2020.

Presented below are condensed financial position data and operating results of the Indigo’s business segments for the four months ended June 30, 2020. This information was also reported on Form 10-K filed with the Commission on October 21, 2020.

As of June 30, 2020
Current Assets	647,554
Non-Current Assets	94,017
Total Assets	741,571

Total Liabilities	389,349
Total Equity	352,222
Total Liabilities & Equity	741,571

Gross Profit	656,933

Expense	923,139

Net Loss	280,604

Our revenue growth relating to our indigo investment may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depend on the continued growth of demand for the cannabis products and services offered by BudCars and our other business operations. In addition, BudCars and our business are affected by general economic and business conditions. Our sales and operating results fluctuate for many reasons, including BudCars and our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands, our ability to offer products and services on favorable terms, manage inventory, and fulfill customer orders, the introduction of competitive services, websites, products, and price decreases and risks described elsewhere in our filing of reports. The business relating to our indigo investment is highly competitive. There can be no assurance we will be able to maintain gross margin levels as the industry evolves and as competition potentially increases.

The business relating to our indigo investment is new and is only in early stages. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will further develop or that demand will be sustainable. If the market fails to develop as expected, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results, relative to our Indigo investment, would be materially adversely affected.

Our CarryOutSupplies operation has recently expanded its product offerings to include consumable sanitary supplies, such as non-medical gloves, non-medical facemasks, face shields and other non-medical protective equipment. We believe our significant experience in sourcing products from Asian factories and importing goods from Asia makes us well-equipped to operate within the marketplace for non-medical, consumable, protective equipment. Recent worldwide pandemic issues cause us to believe this market sector will continue to grow for the foreseeable future.

We reported revenues from relating consumable sanitary supplies within our income statement for the fiscal year ending June 30, 2020. As is stated on our audited financials and reported on Form 10-K filed with the Commission on October 16, 2020, the Company’s operations are conducted in three industry segments – (1) paper and paper-based products such as paper cups, cup lids, food containers, etc., which accounts approx. 42% of the Company’s revenues; (2) Non-medical supplies such as non-medical fascial mask, which accounts approx. 25% of the Company’s total revenues; (3) Cannabis products delivery service and sales, which accounts approx. 33% of the Company’s total revenues.

Relative to non-medical supplies, we have numerous purchase orders pending and we have identified multiple suppliers and brokers of non-medical protective equipment, but thus far have had only limited success in acquiring the needed products to fill our orders. In several instances, we have placed orders with factories and brokers only to have the products we expected to be delivered to us diverted away from our Company and apparently to other companies that also have pending orders. We expect the supply chain for non-medical protective equipment to remain tight for the foreseeable future. At the same time, our staff continues to search for reliable factories and/or brokers from which we will be able to source products to fulfill customer purchase orders successfully.

There can be no assurance our Company will secure a supplier, or if a selected supplier ultimately delivers the equipment, we have ordered. Due to these supply chain issues, there can be no assurance we will deliver upon any of the pending purchase orders.

Our current customers and prospective customers who have issued purchase orders to our Company are under no legal obligation to consummate a purchase from us. Those companies can acquire the desired goods from other sources. Pending purchase orders are cancellable by the issuing party at any time for any or no reason. Thus, there can be no assurance that even if we can fill the orders, the ordering entity will ultimately purchase the equipment outlined initially in a particular pending purchase order. Upon delivery of equipment from our suppliers to our warehouses, we will notify companies that have issued us purchase orders to confirm the desire to accept the equipment and make payment to us. Upon acceptance and shipment to the ordering entity, we will then recognize the revenue for the shipped equipment and subsequently subtract that amount from the pending purchase orders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: November 30, 2020	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer